SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date earliest event reported):  October 11, 1996


Commission   Registrant, State of Incorporation,     I.R.S.
File Number  Address and Telephone Number            Employer
                                                     Identifica
                                                     tion No.
1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262




Form 8-K                                                   Page 1
October 11, 1996



Item 5.   Other Information

          Entergy Corporation
          The following press release was released on October 11,
          1996

      LITTLE ROCK, Arkansas -- Entergy Corporation (NYSE: ETR), a major electric energy and diversified growth company, announced that it completed its planned acquisition of National Security
Service (NSS) on October 3, 1996 for $32 million of debt.

      Entergy said its purchase of NSS, a full-service security monitoring company serving about 40,000 customers in North
Carolina and Alabama with about $23 million in annual revenue, gives it an industry stake from which it plans to grow.

      Entergy, which has 2.4 million retail electric customers in Arkansas, Louisiana, Mississippi, and Texas, and an energy-management subsidiary serving commercial and industrial customers from offices in 29 U.S. states, said it will expand its security business through increased customer sales and future acquisitions. NSS is headquartered in Raleigh and has offices in Hickory, Charlotte, Wilmington, Rocky Mount, Fayetteville, and Greensboro, N.C. Alabama customers are served from Birmingham and Montgomery offices by NSS' Automatic Detection Systems, Inc.

Form 8-K                                                   Page 2
October 11, 1996





                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Entergy Corporation



                                 By:            /s/Louis E.
                                 Buck, Jr.
                                        Louis E. Buck, Jr.
                                     Vice President and Chief
                                        Accounting Officer


Dated:  October 11, 1996